Exhibit 3.86

BYLAWS OF
KNOLOGY OF THE PLAINS, INC.

RESTATED January 29, 1996

ARTICLE I - OFFICE

1.                                      REGISTERED OR STATUTORY OFFICE.  The registered or statutory office of the corporation in the State of South Dakota may be, but need not be, identical with the principal office of the State of South Dakota, and the address of the registered office and registered agent may be changed from time to time by the board of directors.

2.                                      OTHER PLACES OF BUSINESS.  Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE II - SHAREHOLDERS

1.                                      ANNUAL MEETING.  The annual meeting of shareholders shall be held upon not less than ten nor more than fifty days after written notice of the time, place and purpose of the meeting, in the month of June, starting in 1996, or any other month that the board may fix, at the principal office of the Corporation or at such other time and place as shall be specified in the notice of meeting, in order to elect directors arid transact such other business as shall come before the meeting, including the election of any officers as required by law.

2.                                      SPECIAL MEETINGS.  A special meeting of shareholders may be called for any purpose by the president or the Board of Directors or as permitted by law. A special meeting shall be held not less than ten nor more than fifty days after written notice of the time, place and purpose of the meeting.

3.                                      ACTION WITHOUT MEETING.  The shareholders may act without a meeting if, prior of subsequent to such action, each shareholder who would have been entitled to vote upon such action shall consent in writing to such action. Such written consent or consents shall be filed in the minute book.

4.                                      QUORUM. The presence at a meeting in person or by proxy of the holders of shares entitled to case a majority of all shares issued and outstanding shall constitute a quorum.

5.                                      VOTING OF SHARES - CORPORATION. At any meeting, shares with voting rights that stand in the name of another corporation, domestic or foreign, may be voted or represented to the extent permitted by law; and all such rights may be exercised on behalf of such corporation by the following persons:

(1)                                 Any officer of such corporation authorized to do so by the by-laws of such corporation;

(2)                                 Any person authorized so to do by a resolution of the board of directors of such corporation; or

(3)                                 Any person authorized so to do by proxy or power of attorney, duly executed by the president or vice-president and secretary or assistant secretary of such corporation.

ARTICLE III - BOARD OF DIRECTORS

1.                                      NUMBER AND TERM OF OFFICE. The Board of Directors shall consist of no less than five nor more than ten members. Each member shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until the director’s successor shall have been elected and qualified.

2.                                      REGULAR MEETINGS. A regular meeting of the Board shall be Held without notice immediately following and at the same place as the annual shareholder’s meeting for the purposes of electing officers and conducting such other business as may come before the meeting. The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3.                                      SPECIAL MEETINGS. A special meeting of the Board may be called at any time by the president or by the directors for any purpose. Such meeting shall be held upon not less than one days notice, if given orally (either by telephone or in person), or by telecommunications devices, or upon not less than five days notice if given by depositing the notice in the United States mail, postage prepaid. Such notice shall specify the time, place and purposes of the meeting.

4.                                      ACTION WITHOUT MEETING. The Board may act without a meeting if, prior to such action, each member of the Board shall consent in writing thereto. Such consent or consents shall be filed in the minute book.

5.                                      QUORUM. A majority of the entire Board shall constitute a quorum for the transaction of business.

6.                                      VACANCIES IN BOARD OF DIRECTORS. Vacancies in the Board, whether caused by removal, death, mental or physical incapacitation, or any other reason, including vacancies caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board, or by a sole remaining director.

7.                                      INDEMNITY.

(a)                                 The corporation shall have the power to indemnify any person who may become a party or shall be threatened to be made a party of any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)                                 The corporation shall have power to indemnify any person who may become a party or shall be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim; issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(c)                                  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter herein,, he shall be indemnified against expenses (including attorney’s fees) actually and reasonable incurred by him in connection therewith.

(d)                                 Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the directors, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b).  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

(e)                                  Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

(f)                                   The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)                                  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer OF employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

8.                                      DIRECTOR QUALIFICATION. No director shall serve as director upon the board unless such person is a current director or employee of the corporation or cooperative which is a shareholder of Class “A” (voting common) stock of this corporation.

ARTICLE IV - WAIVERS OF NOTICE

Any notice required by these by-laws, the certificate of incorporation or the laws of the State of South Dakota, maybe waived, in writing, by any person entitled to notice. The waiver or waivers may be executed either before, at, or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.

ARTICLE V - OFFICERS

1.                                      ELECTION.  At its regular meeting following the annual meeting of shareholders, the Board shall elect a president, vice-president, a treasurer, and a secretary. It may elect such other officers, including one or more vice-presidents, as to shall deem necessary. One person may hold two or more offices, but no person shall hold the office of president and secretary at the same time.

2.                                      DUTIES AND AUTHORITY OF PRESIDENT. The president shall be chief executive officer of the corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the corporation. Unless otherwise directed by the board, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute, in the name of the corporation, contracts or other instruments in the regular course of business, which are authorized, either generally of specifically, by the board. He shall have the general powers and duties of management usually vested in the office of president of a corporation.

3.                                      DUTIES AND AUTHORITY OF VICE PRESIDENT. The vice-president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the board. In the event of the absence, death, inability or refusal to act by the president, the vice-president shall perform the duties and be vested with the authority of the president.

4.                                      DUTIES AND AUTHORITY OF EXECUTIVE VICE-PRESIDENT. The executive vice-president shall perform such duties and have such authority as from time to time may be delegated to him by the president or by the board. He may enter into and execute, in the name of the corporation, contracts or other instruments in the regular course of business, which are authorized, either generally or specifically, by the board. He shall have the general powers and duties of operations management within policy guidelines as may be set from time to time by the board. He need not be a shareholder or member of a corporation or a cooperative which is a shareholder.

5.                                      DUTIES AND AUTHORITY OF TREASURER. The treasurer shall have the custody of the funds and securities of the corporation and shall keep or cause to be kept regular books of account of the corporation. The treasurer shall perform such other duties and possess such other powers as are incident to the office or as shall be assigned by the president or the board.

6.                                      DUTIES AND AUTHORITY OF SECRETARY. The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the board. The secretary shall have charge of the seal of the corporation. The secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the president or by the board.

7.                                      REMOVAL OF OFFICERS. The board may remove any officer or agent of the corporation if such action, in the judgment of the board, is in the best interest of the corporation.  Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

8.                                      VACANCIES IN OFFICES. The board, in its absolute discretion, may fill all vacancies in offices, regardless of the cause of such vacancies, for the remainder of the terms of the offices.

ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.                                      CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2.                                      LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors.  Such authority may be general or confined to specific instances.

3.                                      CHECKS, DRAFTS. ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be determined by resolution of the board of directors.

4.                                      DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may select.

ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.                                      CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the president and by the secretary, or by such other officers authorized by law and by the board of directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in ease of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the board of directors may prescribe.

2.                                      TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed to be the owner thereof for all purposes.

ARTICLE VIII - STOCK RESTRICTION

No sale of shares shall be made by any shareholder to any person, including another shareholder of the corporation, without the consent of all remaining shareholders, except as follows:

A.                                    Transfer to another corporation owned or controlled by the shareholder.

B.                                    In the event any shareholder desires to sell his shares, or any portion thereof, he shall first submit to the shareholders of the corporation satisfactory evidence, in writing, of the agreement to purchase such shares by a third party and the price agreed to be paid therefore.

C.                                    In the event the remaining shareholders agree to purchase such shares at the same price, then the shares shall be sold to the shareholders of the corporation in such proportionate amounts as their respective share holdings bear to all of the shares held by the shareholders of the corporation.

D.                                    In the event that any of the shareholders do not desire to purchase such shares, then such shares may be sold at the same price offered from the third person to such of the shareholders who may desire to purchase the same and in the same proportion as set forth above.

E.                                     No shares shall be sold to any person other than the shareholders of the corporation until each of the shareholders shall have been offered an opportunity to purchase at the price evidenced as set forth above, and shall have declined to do so.

F.                                      Shareholders shall have thirty days after receipt of notice within which to elect, in writing, to purchase the shares or to decline to do so. Failure to respond within thirty days shall be deemed as a rejection of the offer to purchase.

G.                                    No shareholder shall pledge or otherwise encumber his stock without first obtaining the consent of the majority of the board of directors, and upon such terms and conditions as they may prescribe.

H.                                   In the event the shareholders of the corporation do not wish to purchase the stock under any of the contingencies enumerated, the corporation may, upon majority vote of its board of directors, purchase such stock, and the corporation shall have priority to purchase above everyone except the remaining shareholders.

I.                                        In the event fifty (50%) per cent or more of the shareholders desire to sell their shares and the remaining shareholders do not wish to purchase, such selling shareholders shall not effect sale unless the bona fide purchaser is willing to purchase all shares on the same terms and conditions. If the remaining shareholder or shareholders do wish to purchase, such shareholders shall have a reasonable time, depending upon the case amount required, to meet the bona fide offer.

ARTICLE IX - FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January of each year or at such other time as established by the board of directors.

ARTICLE X - AMENDMENTS TO AND EFFECT OF BY-LAWS

1.                                      FORCE AND EFFECT OF BY-LAWS. These by-laws are subject to the provisions of the laws of the State of South Dakota and the corporation’s certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in the South Dakota statutes or the certificate of incorporation, the provision of the South Dakota statutes or the certificate of incorporation shall govern.

2.                                      AMENDMENTS TO BY-LAWS. These by-laws may be altered, amended, or repealed, and new by-laws may be adopted by a two-thirds vote of the board of the Board of directors present at any regular or special meeting of the board of directors upon giving notice as provided by law.

Adopted by the board of directors at a regular meeting on January 29, 1996, by unanimous vote of the directors present.

(SEAL)	Secretary

APPROVED:

President